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     This schedule is included to illustrate how total return will be calculated. The examples presented utilize actual data from the Portfolio which has a fiscal year ended February 28.


                SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION

                                  TOTAL RETURN:

                                               n
                          Total Return P(1 + T)  = ERV

          Where:        P = a hypothetical initial payment of $1,000
                        T = average annual total return
                        n = number of years
                      ERV = ending redeemable value at the end of the period


                                    ONE YEAR:
                                    ---------
                                      P = 1,000
                                      n = 1
                                    ERV = 984
                                      T = -1.63%


                        SINCE INCEPTION DECEMBER 20, 1989
                        ---------------------------------
                                      P = 1,000
                                      T = 2.28%
                                      N = Since Inception
                                    ERV = 951